Exhibit 99.2

Magnus Pacific Corporation and Affiliates

Consolidated Financial Statements

for the periods ended September 30, 2014 and 2013

(Unaudited)

Magnus Pacific Corporation and Affiliates

Consolidated Financial Statements

Independent Accountant’s Review Report

To the Board of Directors

Magnus Pacific Corporation and Affiliates

Rocklin, California

We have reviewed the accompanying consolidated balance sheets of Magnus Pacific Corporation and Affiliates as of September 30, 2014 and 2013 and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the nine months then ended. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of Company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the consolidated financial statements as a whole. Accordingly, we do not express such an opinion.

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the consolidated financial statements.

Our responsibility is to conduct the reviews in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the consolidated financial statements. We believe that the results of our procedures provide a reasonable basis for our report.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

Rancho Cordova, California

January 14, 2015

Magnus Pacific Corporation and Affiliates

Consolidated Balance Sheets

September 30, 2014 and 2013

(Unaudited)

Assets

	2014	2013

Current assets:
Cash	$568,990	$741,643
Receivables:
Contracts - current	35,444,441	24,446,849
Contracts - retention	4,297,618	2,682,646

Total receivables	39,742,059	27,129,495
Costs and estimated gross profit in excess of billings on contracts in progress	4,574,477	3,679,581
Inventory	93,776	93,776
Prepaid expenses	228,328	662,844

Total current assets	45,207,630	32,307,339

Property and equipment, net	15,240,152	8,835,910

Other assets:
Deposits	18,864	12,279
Investment in joint ventures	2,815,791	-

Total other assets	2,834,655	12,279

Total assets	$63,282,437	$41,155,528

See accompanying notes and independent accountant’s review report.

Magnus Pacific Corporation and Affiliates

Consolidated Balance Sheets

September 30, 2014 and 2013

(Unaudited)

Liabilities and Stockholders’ Equity

	2014	2013

Current liabilities:
Note payable	$13,033,000	$5,654,000
Trade accounts payable:
Current	11,436,073	7,706,094
Subcontractor retentions	193,331	887,348

Total trade accounts payable	11,629,404	8,593,442

Accrued expenses	7,772,286	4,145,326
Accrued stockholder distributions	10,695	3,167,001
Billings in excess of costs and estimated gross profits on contracts in progress	5,875,268	2,278,268
Current maturities of long-term debt	2,681,342	1,066,647
Current maturities of capital lease obligations	270,707	611,195
Income taxes payable	66,438	10,705
Deferred income taxes	20,500	90,200

Total current liabilities	41,359,640	25,616,784

Long-term liabilities:
Share of deficiency in joint ventures	-	1,514,296
Long-term debt, net of current maturities	7,212,279	2,400,803
Capital lease obligations, net of current maturities	57,363	328,250

Total long-term liabilities	7,269,642	4,243,349

Total liabilities	48,629,282	29,860,133

Stockholders’ equity:
Common stock, no par value, 10,000 shares authorized, 6,144 shares issued and outstanding	6,144	6,144
Additional paid-in capital	2,888,956	2,888,956
Retained earnings	8,401,250	8,142,842

Total stockholders’ equity - Magnus Pacific Corporation	11,296,350	11,037,942

Noncontrolling interest	3,356,805	257,453

Total stockholders’ equity	14,653,155	11,295,395

Total liabilities and stockholders’ equity	$63,282,437	$41,155,528

See accompanying notes and independent accountant’s review report.

Magnus Pacific Corporation and Affiliates

Consolidated Statements of Income

for the nine months ended September 30, 2014 and 2013

(Unaudited)

	2014	2013

Contract revenue	$76,040,634	$61,637,137

Contract costs:
Labor and labor costs	16,844,377	12,988,876
Subcontractors	7,853,112	15,300,003
Materials	5,230,498	3,461,576
Equipment costs	17,005,269	10,472,951
Trucking	2,222,698	1,633,160
Other	14,270,423	6,837,449

Total contract costs	63,426,377	50,694,015

Gross profit from contracting	12,614,257	10,943,122

Operating expenses:
Selling expenses	1,374,288	1,059,751
General and administrative expenses	5,674,734	3,648,963

Total operating expenses	7,049,022	4,708,714

Income from operations	5,565,235	6,234,408

Other income (expense):
Interest income	16,000	-
Interest expense	(321,488)	(258,286)
Gain (loss) on sale of equipment	(698)	18,812

Total other expense, net	(306,186)	(239,474)

Income before income taxes	5,259,049	5,994,934

Income tax expense	62,400	83,100

Net income	$5,196,649	$5,911,834

See accompanying notes and independent accountant’s review report.

Magnus Pacific Corporation and Affiliates

Consolidated Statements of Changes in Stockholders’ Equity

for the nine months ended September 30, 2014 and 2013

(Unaudited)

					Non-	Total
	Common Stock		Additional	Retained	Controlling	Stockholders’

	Shares	Amount	Paid-in Capital	Earnings	Interest	Equity

Period ended September 30, 2013:

Balance at January 1, 2013	6,144	$6,144	$2,888,956	$6,564,515	$224,354	$9,683,969

Net income	-	-	-	5,656,773	255,061	5,911,834

Members’ distributions	-	-	-	-	(221,962)	(221,962)

Stockholders’ distributions	-	-	-	(4,078,446)	-	(4,078,446)

Balance at September 30, 2013	6,144	$6,144	$2,888,956	$8,142,842	$257,453	$11,295,395

Period ended September 30, 2014:

Balance at January 1, 2014	6,144	$6,144	$2,888,956	$10,275,465	$305,905	$13,476,470

Members’ contribution	-	-	-	-	2,797,515	2,797,515

Net income	-	-	-	4,943,264	253,385	5,196,649

Stockholders’ distributions	-	-	-	(6,817,479)	-	(6,817,479)

Balances at September 30, 2014	6,144	$6,144	$2,888,956	$8,401,250	$3,356,805	$14,653,155

See accompanying notes and independent accountant’s review report.

Magnus Pacific Corporation and Affiliates

Consolidated Statements of Cash Flows

for the nine months ended September 30, 2014 and 2013

(Unaudited)

	2014	2013

Cash flows from operating activities:
Net income	$5,196,649	$5,911,834
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	1,977,676	1,310,876
Gain (loss) on sale of equipment	698	(18,812)
Changes in operating assets and liabilities:
Receivables	(27,667,823)	(15,319,917)
Costs and estimated gross profit in excess of billings on contracts in progress	(1,496,365)	148,667
Inventory	-	(3,172)
Prepaid expenses and deposits	(59,244)	(216,337)
Trade accounts payable	6,007,195	482,679
Accrued expenses	6,889,559	3,356,933
Billings in excess of costs and estimated gross profit on contracts in progress	5,741,616	2,031,870

Net cash used by operating activities	(3,410,039)	(2,315,379)

Cash flows from investing activities:
Cash paid for property and equipment	(777,989)	(1,929,925)
Proceeds from sale of equipment	-	41,329
Cash received from (paid to) joint ventures	(1,533,758)	1,514,296
Decrease in deposits	3,660	21,614

Net cash used by investing activities	(2,308,087)	(352,686)

Cash flows from financing activities:
Principal payments on long-term debt	(1,365,120)	(671,985)
Principal payments on capital lease obligations	(419,375)	(568,953)
Principal payments on note payable to stockholder	-	(859,706)
Increase in note payable, net	13,033,000	5,654,000
Members’ contributions	2,797,515	-
Stockholders’ and members’ distributions	(9,441,741)	(1,133,407)

Net cash provided by financing activities	4,604,279	2,419,949

Net decrease in cash	(1,113,847)	(248,116)

Cash, beginning of period	1,682,837	989,759

Cash, end of period	$568,990	$741,643

See accompanying notes and independent accountant’s review report.

Magnus Pacific Corporation and Affiliates

Consolidated Statements of Cash Flows

for the nine months ended September 30, 2014 and 2013

(Unaudited)

Supplemental Disclosure of Cash Flow Information

Cash paid for interest	$321,488	$258,286

Cash paid for income taxes	$-	$-

Schedule of Noncash Investing and Financing Activities

Acquisition of property and equipment	$7,481,831	$3,217,086
Less amount financed	6,703,842	1,287,161

Cash paid for property and equipment	$777,989	$1,929,925

Stockholder distributions recorded through accrued distributions	$(2,624,262)	$3,167,001

See accompanying notes and independent accountant’s review report.

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements

September 30, 2014 and 2013

(Unaudited)

Note 1:	Summary of Significant Accounting Policies:

The following items comprise the significant accounting policies of Magnus Pacific Corporation and Affiliates (the Company). The policies reflect industry practices and conform to accounting principles generally accepted in the United States of America.

Company’s Activities:

Magnus Pacific Corporation is primarily engaged in environmental and geo-technical building contractor services and demolition for both private and public projects located throughout the United States. The work is performed under fixed-price bid contracts and cost-plus contracts. These contracts are undertaken by the Company alone or in partnership with other contractors through joint ventures.

Consolidated Entities:

The consolidated financial statements include the accounts of Magnus Equipment Group, LLC and Magnus Real Estate Group, LLC, both of which are variable interest entities (VIE’s) of which Magnus Pacific Corporation is the primary beneficiary pursuant to Accounting Standards Codification (ASC) Topic 810-10, Consolidation. The consolidated entities are collectively referred to as the Company. All significant intercompany accounts and transactions have been eliminated.

Variable Interest Entities:

ASC Topic 810-10 requires a VIE to be consolidated by a company if that company absorbs a majority of the VIE’s expected losses, receives a majority of the VIE’s expected residual returns, or both, as a result of ownership, contractual interest, or other financial interest in the VIE.

The Company has consolidated Magnus Equipment Group, LLC and Magnus Real Estate Group, LLC since January 1, 2012. The entities lease various real and personal property to Magnus Pacific Corporation. ASC Topic 810-10 requires a company to consolidate the financial statements of any entity that cannot finance its activities without additional financial support and for which one company provides a majority of that support through means other than ownership. Magnus Pacific Corporation determined that it provides the majority of support to these entities through various sources including loans.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

September 30, 2014 and 2013

(Unaudited)

Note 1:	Summary of Significant Accounting Policies, continued:

Financial Statement Classification:

In accordance with normal practice in the construction industry, the Company includes in current assets and liabilities amounts realizable and payable over a period in excess of one year. Consistent with this practice, asset and liability accounts relating to construction contracts, including related deferred income taxes, are classified as current. The lives of contracts entered into by the Company generally range from three to eighteen months.

Cash:

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Financial Instruments:

The carrying value of contract receivables and other amounts arising out of normal contract activities, including retentions, which may be settled beyond one year, are estimated to approximate fair value. Rates currently available for debt with similar terms and remaining maturities are used to estimate the fair value of existing debt.

Contract Receivables:

Contract receivables are carried at the original invoice amount and are written off to expense in the period in which they are determined to be uncollectible. Management determines the uncollectibility of accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Recoveries of contract receivables previously written off are recorded when received. Management’s evaluation resulted in no allowance for doubtful accounts as of September 30, 2014 and 2013.

Inventory:

Inventory consists of parts and supplies, stated at the lower of cost (determined on the first-in, first-out method) or market.

Property and Equipment:

Property and equipment, carried at cost, are depreciated over the estimated useful life of the related asset. Costs of repairs and maintenance are charged to expense. Upon retirement or disposal of property and equipment, the costs and related depreciation are removed from the accounts, and gains or losses, if any, are reflected in the earnings for financial and income tax reporting purposes. Depreciation is provided for under the straight-line method for financial reporting and accelerated methods for income tax reporting.

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

September 30, 2014 and 2013

(Unaudited)

Note 1:	Summary of Significant Accounting Policies, continued:

Property and Equipment, continued:

The estimated useful lives used for calculating depreciation for property and equipment are as follows:

Life

Buildings	39 years
Building improvements	39 years
Land improvements	15 years
Construction equipment	3 to 6 years
Automotive equipment	4 to 6 years
Furniture and fixtures	5 years
Office equipment	3 to 5 years
Leasehold improvements	3 to 5 years

Impairment of Long-Lived Assets:

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate to the carrying amount. If the operation is determined to be unable to recover the carrying amount of its assets, then assets are written down first, followed by other long-lived assets of the operation to fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets. There were no impairment losses recognized for long-lived assets as of September 30, 2014 and 2013.

Investment in Construction Joint Ventures:

The Company has 50% interests in construction joint ventures with other construction companies. The investments are accounted for under the equity method for balance sheet reporting. Under this method, the investments are carried at cost, adjusted for the Company’s proportionate share of unremitted net income, less distributions from the construction joint ventures to the Company. The investments are accounted for under the pro-rata combination method for income statement reporting. Under this method, the Company’s proportionate share of income and expenses are included in revenue and cost of revenue.

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

September 30, 2014 and 2013

(Unaudited)

Note 1:	Summary of Significant Accounting Policies, continued:

Revenue and Cost Recognition:

The Company and its construction joint ventures recognize revenue from long-term construction contracts on the percentage-of-completion method. Under this method, the completion percentage is measured by the proportion of costs incurred to date to total estimated costs for each contract. This method is used because management believes the cost-to-cost method to be the best available measure of progress on the contracts. Revenue in an amount equal to cost incurred is recognized prior to contracts reaching 0.1% completion. The related profit is deferred until the period in which such percentage of completion is attained. It is management’s judgment that until a project reaches 0.1% completion, there is insufficient information to determine with a reasonable level of assurance what the estimated profit on the project will be. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change in the near term.

Contract costs include all labor and labor costs, subcontractors, materials and equipment and trucking costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, and repairs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenue when their realization is reasonably assured. An amount equal to contract costs attributable to claims is included in revenue when realization is probable and the amount can be reliably estimated.

The asset, “Costs and estimated gross profit in excess of billings on contracts in progress,” represents revenue recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated gross profit on contracts in progress,” represents billings in excess of revenue recognized.

Advertising and Marketing:

The Company expenses advertising and marketing costs as incurred. Total amount included in selling expenses was $30,134 and $21,644, for the nine months ended September 30, 2014 and 2013, respectively. Total amount included in general and administrative expenses was $15,244 and $6,111 for the nine months ended September 30, 2014 and 2013, respectively.

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

September 30, 2014 and 2013

(Unaudited)

Note 1:	Summary of Significant Accounting Policies, continued:

Income Taxes:

Magnus Pacific Corporation:

Magnus Pacific Corporation has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and similar provisions in various other states. Under these provisions, the Company does not pay federal corporate income taxes on its taxable income. For state income tax purposes, the Company apportions its taxable income and pays tax on the income earned within each state according to applicable tax laws. For income apportioned to California the Company pays tax at a reduced rate of 1.5% or a minimum franchise tax of $800.

For income tax purposes, the Company reports income on the percentage-of-completion, capitalized cost method of accounting. Under this method, billings and costs and allocated overhead are accumulated during the period of construction, with a percentage of the profits recognized currently and the remainder of the profits recognized at the completion of the contracts.

Deferred income taxes are recorded using the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Significant differences between financial statement and the tax bases for the Company are in the recording of depreciation and amortization, in accounting for state franchise taxes, and the recognition of income from construction contracts. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the current period.

Affiliates:

Magnus Equipment Group, LLC and Magnus Real Estate Group, LLC are treated as partnerships for federal and state income tax reporting purposes and are not subject to corporate income taxes on their taxable income. However these affiliates each pay California limited liability tax of $800 and are subject to a California limited liability company fee based upon total income earned.

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

September 30, 2014 and 2013

(Unaudited)

Note 1:	Summary of Significant Accounting Policies, continued:

Uncertain Tax Positions:

Accounting guidance issued by the Financial Accounting Standards Board (FASB) prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company did not have unrecognized tax benefits as of September 30, 2014 and 2013 and does not expect this to change significantly over the next twelve months. The Company will recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of September 30, 2014 and 2013, the Company has not accrued interest or penalties related to uncertain tax positions. The federal and state income tax returns of the Company for 2013, 2012, 2011, and 2010 are subject to examination by the taxing authorities, generally for three and four years, respectively, after the due date.

Concentrations:

Credit Risk:

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and trade receivables.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Receivables and Revenue:

Contract receivables from two customers represented approximately 79% of total contract receivables as of September 30, 2014. Contract revenue from two customers accounted for approximately 75% of total contract revenue for the nine months ended September 30, 2014. Backlog from two of the Company’s customers represented approximately 71% of total contract backlog as of September 30, 2014.

Contract receivables from two customers represented approximately 62% of total contract receivables as of September 30, 2013. Contract revenue from two customers accounted for approximately 56% of total contract revenue for the nine months ended September 30, 2013. Backlog from three of the Company’s customers represented approximately 73% of total contract backlog as of September 30, 2013.

Subsequent Events:

The Company has evaluated all subsequent events through January 14, 2015, the date the financial statements were available to be issued.

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

September 30, 2014 and 2013

(Unaudited)

Note 2:	Related Party Transactions:

The Company received equipment and yard rental services from an entity owned by a stockholder of the Company. The amount paid to this related entity totaled $70,013 and $13,500 for the nine months ended September 30, 2014 and 2013, respectively.

The Company also received trucking equipment services and materials from an entity owned by a relative of a stockholder of the Company. The amount paid to this related entity totaled $9,000 and $201,230 for the nine months ended September 30, 2014 and 2013, respectively, of which $59,317 and $182,440 is included in trade accounts payable at September 30, 2014 and 2013, respectively.

The Company also received marketing services from an entity owned by a relative of a stockholder of the Company. The amount paid to this related entity totaled $23,176 and $14,065 for the nine months ended September 30, 2014 and 2013, respectively.

Note 3:	Costs and Estimated Gross Profit on Contracts in Progress:

Costs and estimated gross profit on construction contracts in progress contrast related billings as follows:

	2014	2013

Costs incurred to date on contracts in progress	$86,089,347	$84,396,589
Estimated gross profit to date	17,887,990	14,159,230

Contract revenue earned to date	103,977,337	98,555,819

Less billings to date	105,278,128	97,154,506

Excess of revenue earned over billings	$(1,300,791)	$1,401,313

The excess of revenue earned over billings is included in the accompanying balance sheet under the following captions:

Costs and estimated gross profit in excess of billings on contracts in progress	$4,574,477	$3,679,581

Billings in excess of costs and estimated gross profit on contracts in progress	(5,875,268)	(2,278,268)

Excess of revenue earned over billings	$(1,300,791)	$1,401,313

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

September 30, 2014 and 2013

(Unaudited)

Note 4:	Property and Equipment:

Property and equipment as of September 30, 2014 and 2013 consists of the following:

	2014	2013

Construction in progress	$-	$1,322,097
Land	1,152,188	1,152,188
Buildings	2,643,794	673,463
Building improvements	875,659	-
Land improvements	637,881	-
Construction equipment	14,193,408	8,135,896
Automotive equipment	1,910,670	1,756,122
Furniture and fixtures	245,885	89,135
Office equipment	463,676	307,022
Leasehold improvements	47,473	20,438

Total	22,170,634	13,456,361

Less accumulated depreciation	6,930,482	4,620,451

Property and equipment, net	$15,240,152	$8,835,910

Depreciation, which includes amortization of capital leases, is charged to contract costs and general and administrative expenses, and amounted to $1,790,869 and $186,807, respectively, for the nine months ended September 30, 2014. Depreciation charged to contract costs and general and administrative expenses, for the nine months ended September 30, 2013 amounted to $1,240,387 and $70,489, respectively.

Note 5:	Investment in Construction Joint Ventures:

The Company is a 50% partner in multiple construction joint ventures with other construction companies. These construction joint ventures were formed to complete specific projects and are jointly controlled by the partners. The joint venture agreements provide that the Company’s interests in any profits and assets and respective share in any losses and liabilities that may result from the performance of such contracts are limited to the Company’s stated percentage partnership interest in the project. Although the contract with the project owner typically requires joint and several liability, the agreement with the joint venture partners provides that each partner will assume and pay its full proportionate share of any losses resulting from the project.

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

September 30, 2014 and 2013

(Unaudited)

Note 5:	Investment in Construction Joint Ventures, continued:

Summary financial information related to the joint ventures is as of September 30, 2014 and 2013 is as follows:

	2014	2013

Current assets	$31,454,271	$14,127,689
Current liabilities	6,713,145	5,591,069

Total construction joint venture equity	24,741,126	8,536,620
Less joint venture partner’s interest	12,370,563	4,268,310
Less contract receivables and retention	9,554,772	5,782,606

Company’s interest (deficit) in equity	$2,815,791	$(1,514,296)

Contract revenue, contract costs and gross profit earned on these joint ventures during the nine months ended September 30, 2014 was $43,641,832, $34,062,124, and $9,579,708, respectively. The Company’s share of contract revenue, contract costs and gross profit during the nine months ended September 30, 2014 was $21,820,916, $17,031,062 and $4,789,854, respectively. The Company’s share of backlog from the construction joint ventures as of September 30, 2014 is included in the Company’s contract backlog (see Note 8).

Contract revenue, contract costs and gross profit earned on these joint ventures during the nine months ended September 30, 2013 was $14,597,058, $10,320,628, and $4,276,430, respectively. The Company’s share of contract revenue, contract costs and gross profit during the nine months ended September 30, 2013 was $7,298,529, $5,160,314 and $2,138,215, respectively.

Note 6:	Line of Credit:

The Company had a $15,000,000 line of credit with a commercial bank. Advances on the line bear interest at 2.50% above the LIBOR rate. The line was personally guaranteed by the majority stockholder, was secured by the Company’s equipment, inventory, and receivables, and expires October 1, 2015. In addition there are other covenants and restrictions, with which the Company did not meet as of September 30, 2014 and 2013. The outstanding balance on the line of credit as of September 30, 2014 and 2013 amounted to $13,033,000 and $5,654,000, respectively. Subsequent to September 30, 2014, the line of credit was paid down and is no longer available (see Note 14).

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

September 30, 2014 and 2013

(Unaudited)

Note 7:	Long-Term Debt:

Long-term debt as of September 30, 2014 and 2013 consists of the following:

		Payable
	Interest Rate	2014	2013

Bank of America, secured by construction equipment, aggregate monthly payments of $220,426, including principal and interest, due through November 2018	0.00% to 4.07%	$7,224,811	$2,501,311

Ford Motor Credit, secured by automotive equipment, aggregate monthly payments of $6,994, including principal and interest, due through April 2018	4.24% to 6.74%	164,774	193,167

Komatsu Financial, secured by construction equipment, monthly principal payments of $8,472, due in May 2015	0.00%	67,778	160,972

Mortgage payable, secured by real property, aggregate fixed monthly principal payments of $10,300 plus interest with remaining balances due through July 2024 *	Libor + 3.00%	2,436,258	612,000

		9,893,621	3,467,450

Less current maturities		2,681,342	1,066,647

		$7,212,279	$2,400,803

* In addition, there are other restrictive financial covenants, with which the Company did not meet as of September 30, 2014 and 2013.

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

September 30, 2014 and 2013

(Unaudited)

Note 7:	Long-Term Debt, continued:

Aggregate maturities on long-term debt over the next five years are as follows:

Year Ending September 30:

2015	$2,681,342
2016	2,475,492
2017	1,714,182
2018	1,057,946
2019	141,588
Thereafter	1,823,071

$9,893,621

Note 8:	Contract Backlog:

The following schedule is a reconciliation of contract backlog representing as of September 30, 2014: signed contracts

Balance, January 1, 2014	$22,861,858
Contract adjustments and new contracts awarded	143,163,425

Subtotal	166,025,283

Less contract revenue earned	76,040,634

Balance, September 30, 2014	$89,984,649

Note 9:	Multiemployer Pension Plans:

The Company contributes to a number of multiemployer defined benefit pension plans under the terms of collective bargaining agreements that cover its union-represented employees. The risks of participating in these multiemployer plans are different from single-employer plans in the following respects:

1.	Assets contributed to the multiemployer plan by one employer may be used to provide benefits to employees of other participating employers.
2.	If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers.
3.

If the Company chooses to stop participating in some of its multiemployer plans, the Company may be required to pay those plans an amount based on the underfunded status of the plan, referred to as a withdrawal liability.

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

September 30, 2014 and 2013

(Unaudited)

Note 9:	Multiemployer Pension Plans, continued:

The Company’s participation in these plans for the nine months ended September 30, 2014 and 2013, is outlined in the table below. The “Pension Plan EIN/PN” column provides the Employer Identification Number (EIN) and the three-digit Plan Number (PN), if applicable. The “Zone Status” column is based on information that the Company received from the plan and is certified by the plan’s actuary. Among other factors, plans in the red zone are generally less than 65 percent funded; plans in the orange zone are less than 80 percent funded and have an accumulated funding deficiency in the current year or projected into the next six years; plans in the yellow zone are less than 80 percent funded; and plans in the green zone are at least 80 percent funded. The “FIP/RP Status Pending/Implemented” column indicates plans for which a financial improvement plan (FIP) or a rehabilitation plan (RP) is either pending or has been implemented. The last column lists the expiration date(s) of the collective-bargaining agreement(s) to which the plans are subject. Withdrawal in any of the plans is not probable and no surcharge is imposed on any plan.

Pension Trust Fund	Pension Plan EIN/PN	2012 PPA Zone Status as of Plan’s Year End	FIP/RP Status Pending/ Imple- mented	2013 Contributions	2014 Contributions	Expiration Date of Collective Bargaining Agreement

Operating Engineers Trust Fund	94-6090764 001	Red 12/31/2013	Yes	$-	$10,549	6/30/2016

Indiana Teamsters 142 Pension Fund	51-6051034 001	Green 6/30/2013	n/a	3,537	-	6/30/2015

				$3,537	$10,549

Note 10:	Company Sponsored Retirement Plan:

The Company has a profit sharing plan that covers non-union employees who have met certain service requirements. Profit sharing plan contributions are determined annually by management. The contribution to the plan totaled $115,608 and $66,084 for the nine months ended September 30, 2014 and 2013, respectively, and is included in general and administrative expenses.

Note 11:	Leasing Commitments:

The Company leases office space under four non-cancellable operating leases expiring through March 2019. Office lease expense included in general and administrative expenses amounted to $218,220 and $235,304 for the nine months ended September 30, 2014 and 2013.

The Company also leases construction and automotive equipment under various non- cancellable capital leases expiring through May 2016.

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

September 30, 2014 and 2013

(Unaudited)

Note 11:	Leasing Commitments, continued:

Included in property and equipment are assets held under capital leases as follows:

	2014	2013

Construction equipment	$2,498,601	$2,498,601
Automotive equipment	139,100	139,100

Total	2,637,701	2,637,701

Less accumulated amortization	1,708,088	1,268,471

Net book value of assets held under capital leases	$929,613	$1,369,230

Future minimum lease payments over the next five years are as follows:

	Capital	Operating
Year Ending September 30:	Leases	Leases

2015	$277,883	$149,242
2016	58,440	116,110
2017	-	118,842
2018	-	121,574
2019	-	61,470

Total minimum lease payments	336,323	$567,238

Less amount representing interest	8,253

Present value of net minimum lease payments	328,070

Current maturities of capital lease obligations	270,707

Capital lease obligations, net of current maturities	$57,363

Note 12:	Significant Revision in Contract Estimate:

Revisions in estimated contract profits are made in the year in which circumstances requiring the revision become know. During 2014, management made a significant change in the cost estimates from the prior year on a construction contract in progress. Provisions for a significant increase in contract costs have been included in the current period. The increased costs were primarily due to unexpected circumstances at the jobsite.

Magnus Pacific Corporation and Affiliates

Notes to the Consolidated Financial Statements, continued

September 30, 2014 and 2013

(Unaudited)

Note 13:	Contingencies:

The Company is involved in several litigation matters which are normal to the construction industry. In the opinion of management, these matters will not have a material effect on these consolidated financial statements.

Note 14:	Subsequent Events:

Effective October 30, 2014, Magnus Equipment Group, LLC merged into Magnus Pacific Corporation.

On November 4, 2014, Magnus Pacific Corporation was acquired by Great Lakes Dredge & Dock Corporation.

Magnus Real Estate Group, LLC was not part of the acquisition and therefore the ownership of the LLC did not change.